BLUE DOLPHIN ENERGY COMPANY




PRESS RELEASE

FOR IMMEDIATE RELEASE
August 14, 2009

BLUE DOLPHIN ENERGY COMPANY REPORTS SECOND QUARTER RESULTS

Houston, August 14 / PRNewswire / -- Blue Dolphin Energy Company (NASDAQ: BDCO) ("Blue Dolphin"), an independent oil and gas company with operations in the Gulf of Mexico, today reported financial results for the three and six month periods ended June 30, 2009.

For the three months ended June 30, 2009, Blue Dolphin announced a net loss of $750,249 on revenues of $592,711 compared to a net loss of $175,479 on revenues of $988,955 for the three months ended June 30, 2008. The decline in net income was a result of decreased throughput and lower commodity prices.


                                        Three Months Ended
                                           June 30,
                               -----------------------------      Net Change
                                   2009             2008         2009 vs 2008
                               ------------     ------------     ------------

Revenues                        $ 592,711        $ 988,955        $(396,244)
Net loss                        $(750,249)       $(175,479)       $(574,770)
Net loss per common share
Basic                           $   (0.06)       $   (0.02)       $   (0.04)
Diluted                         $   (0.06)       $   (0.02)       $   (0.04)


For the six months ended June 30, 2009, Blue Dolphin announced a net loss of $1,750,258 on revenues of $1,129,416 compared to a net loss of $700,853 on revenues of $1,667,492 for the six months ended June 30, 2008. The decline in net income was due to decreased throughput and significantly lower commodity prices. In addition, we recognized an impairment on our oil and gas properties of $203,110 in March resulting from the lower commodity prices.


                                     Six Months Ended
                                          June 30,
                               -----------------------------       Net Change
                                   2009             2008          2009 vs 2008
                               ------------     ------------      ------------

Revenues                       $ 1,129,416       $ 1,667,492       $  (538,076)
Net loss                       $(1,750,258)      $  (700,853)      $(1,049,405)
Net loss per common share
Basic                          $     (0.15)      $     (0.06)      $     (0.09)
Diluted                        $     (0.15)      $     (0.06)      $     (0.09)

There are currently 11,785,299 shares of common stock issued and outstanding.



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Blue Dolphin  Energy Company is engaged in the gathering and  transportation  of natural gas and condensate and in the production of oil and gas. For further information visit the Company's website at http://www.blue-dolphin.com.

Contact:
Scott Howard
Treasurer
713-568-4725

Certain of the statements included in this press release, which express a belief, expectation or intention, as well as those regarding future financial performance or results, or which are not historical facts, are "forward-looking" statements as that term is defined in the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. The words "expect", "plan", "believe", "anticipate", "project", "estimate", and similar expressions are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance or events and such statements involve a number of risks, uncertainties and assumptions, including but not limited to industry conditions, prices of crude oil and natural gas, regulatory changes, general economic conditions, interest rates, competition, and other factors. Should one or more of these risks or uncertainties materialize or should the underlying assumptions prove incorrect, actual results and outcomes may differ materially from those indicated in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Blue Dolphin undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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